Exhibit 99.1
Global Cash Access Reports Fourth Quarter and Fiscal Year 2010 Results
Las Vegas, NV — March 8, 2011 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter and fiscal year ended December 31, 2010.
Fiscal Fourth Quarter 2010 Results
Revenue was $137.8 million, a decrease of 7.4% over the $148.8 million in revenue recorded in the same quarter last year. Revenue during the quarter was adversely impacted by the continued weakness in the gaming sector and consumer revolving credit. Operating income was $10.1 million, a decrease of 37.2% over the $16.0 million recognized in the prior year’s fourth quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $13.8 million, a decrease of 32.0% compared to the same period in the prior year’s fourth quarter. Income from continuing operations before income tax provision in the fourth quarter of 2010 was $6.1 million, down 47.6% from the fourth quarter of 2009. Diluted earnings per share from continuing operations were $0.00 in the fourth quarter of 2010 (on 64.2 million diluted shares) as compared to $0.10 in the fourth quarter of 2009 (on 71.4 million diluted shares). This was a direct result of a one time increase in the Company’s income tax provision. Cash EPS were $0.07 in the fourth quarter of 2010, a 58.8% decrease from the $0.17 reported in the prior year’s fourth quarter.
Income tax expense was $6.4 million, an increase of $1.9 million for the quarter ended December 31, 2010 as compared to $4.4 million for the same quarter in 2009. The tax rate for the fourth quarter was effectively 104% compared to 38% for the same quarter in 2009. The increase in the effective tax rate for the fourth quarter was primarily the result of the Company repatriating funds that had been accumulating in its foreign subsidiaries and re-evaluating the Company’s ability to realize the foreign tax credit deferred tax asset and is reversing the $4.3 million deferred tax asset and associated $1.5 million valuation allowance. This change in position relating to foreign tax credits increases the current tax provision by approximately $1.7 million.
These two factors resulted in an aggregate one time increase in our tax provision of approximately $3.8 million.
Fiscal Year 2010 Results
For the year ended December 31, 2010, revenue was $605.6 million, a decrease of 9.0% from the $667.7 million in revenue recorded for fiscal year 2009. Diluted earnings per share from continuing operations were $0.26 a decrease of 42.2% from $0.45 for the fiscal year ended December 31, 2009. Cash EPS were $0.54 for fiscal year 2010, a 25.0% decrease from the $0.72 for fiscal year 2009.
“2010 was a challenging year for GCA and the gaming industry as a whole and we see that continuing into 2011,” said Scott Betts, President and Chief Executive Officer of Global Cash Access. “Even though the environment remains challenging, we have continued to focus on the things we can control and continue to be very positive on the long-term opportunities for the Company. We had some of the largest operators in the U.S. renew their contracts with us this year and we continue to get positive feedback on our new products. We believe that the combination of our new product offerings and integration with our Western Money Systems kiosks are reinvigorating our international business. We look forward to further leveraging the power of our combined products to provide casinos with an end-to-end solution for all of their cash access needs. We also successfully refinanced all of the Company’s senior debt earlier this month.
2011 Outlook
As previously announced, the Company estimates that for the fiscal year ending December 31, 2011 cash earnings per share will be between approximately $0.40 and $0.43. Based upon a tax rate of 40%, which is slightly higher than previously announced, the Company’s diluted earnings per share from continuing operations will be between approximately $0.24 and $0.26. The Company estimates that EBITDA for fiscal year 2011 will be between approximately $61 million and $65 million.
The foregoing estimations reflect the following assumptions:
2011 estimated outlook assumes a slight improvement in the gaming industry in 2011;
An effective tax rate for the full year of approximately 40%;
Cash outlays for capital expenditures of between approximately $7 million and $9 million;
Fully diluted shares outstanding for the full year of between approximately 66 million and 67 million; and
Interest expense is based upon an increase in the LIBOR curve from 0.3105 to 1.0450.

Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its fourth quarter and fiscal year 2010 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2321 or for international callers (480) 629-9714. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4417839. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation:: (a) our estimates of 2011 diluted earnings per share, cash earnings per share and EBITDA and the assumptions upon which they are based; (b) our assumption that there will be a slight improvement in the gaming industry in 2011; (c) our assumption that our effective tax rate for the full year 2011 will be approximately 40%; (d) our assumption for 2011 that cash outlays for capital expenditures will be between approximately $7 million and $9 million; (e) our assumption for 2011 that there will be approximately 66 million to 67 million diluted shares outstanding; (f) our assumption that there will be an increase in the LIBOR curve from 0.3105 to 1.0450 in 2011; (g) the Company’s belief that its tax provision for the fiscal year ending December 31, 2011 is likely to be less than the amortized portion of the deferred tax asset for such year; and (h) the Company’s current expectation that it will continue to enjoy the benefits of the deferred tax asset, subject to applicable limitations; (i) the Company’s use of estimated fully year tax rates; and (j) our belief that EBITDA and cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) our belief that the combination of our new product offerings and integration with our Western Money Systems kiosks are reinvigorating our international business; (b) our intention of leveraging of our combined products to provide casinos with an end-to-end solution for all of their cash access needs; (c) unexpected issues with the development or commercialization of new products and services and the failure of gaming operators to employ such products; (d) unexpected inability to meet customer needs or accomplish our innovation objectives; (e) unexpected regulatory issues confronting the Company, including with QuikTicket or our inability to timely test the product; (f) unexpected changes in the market and economic conditions; (g) reduced demand for or increased competition with our products and services that affects our 2011 revenue, diluted earnings per share, Cash EPS and EBITDA; (h) with respect to our expectation that our effective tax rate will be approximately 40% for the full year 2011: (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (i) unexpected events that may require capital expenditures to materially differ from those expected; (j) unanticipated share issuances or redemptions; (k) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors, (l) the Company’s inability to accurately predict its taxable income, applicable tax rates and therefore its tax liabilities for future periods, (m) the possibility that the Company’s owners prior to conversion to a corporation change their calculation of gains in connection with the conversion and file amended tax returns, requiring a recalculation of the starting balance of the deferred tax asset and the annual amortization thereof, and (n) unanticipated changes in applicable income tax rates or laws; or changes in the valuation of the deferred tax asset.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 15, 2010, and in our subsequent Quarterly Reports filed on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(amounts in thousands)
(unaudited)

	2010	2009
ASSETS

Cash and cash equivalents	$60,636	$84,768
Restricted cash and cash equivalents	455	369
Settlement receivables	10,374	11,001
Other receivables, net	15,211	24,523
Inventory	3,845	—
Prepaid and other assets	8,200	10,415
Property, equipment and leasehold improvements, net	16,648	19,419
Goodwill, net	185,110	174,354
Other intangibles, net	26,368	28,154
Deferred income taxes, net	131,547	148,764

Total assets	$458,394	$501,767

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Settlement liabilities	$59,741	$61,313
Accounts payable	28,562	28,482
Accrued expenses	17,863	16,813
Borrowings	208,750	249,750

Total liabilities	314,916	356,358

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 85,006 and 83,344 shares issued and outstanding at December 31, 2010 and 2009, respectively.	85	83
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2010 and 2009, respectively.	—	—
Additional paid in capital	197,048	183,486
Retained earnings	88,796	71,302
Accumulated other comprehensive income	2,587	2,190
Treasury stock, at cost, 20,626 and 15,404 shares at December 31, 2010 and 2009, respectively.	(145,038)	(111,564)

Total Global Cash Access Holdings, Inc. stockholders’ equity	143,478	145,497

Non-controlling interest	—	(88)

Total stockholders’ equity	143,478	145,409

Total liabilities and stockholders’ equity	$458,394	$501,767

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Cash advance	$53,625	$63,415	$244,139	$289,314
ATM	72,491	73,368	314,627	325,953
Check services	6,327	7,734	28,357	38,525
Central Credit and other revenues	5,364	4,239	18,467	13,928

Total revenues	137,807	148,756	605,590	667,720

Cost of revenues (exclusive of depreciation and amortization)	107,301	111,147	463,045	501,810
Operating expenses	16,685	17,283	73,720	76,005
Depreciation and amortization	3,766	4,301	16,195	17,851

OPERATING INCOME	10,055	16,025	52,630	72,054
INTEREST EXPENSE, NET	(3,935)	(4,337)	(16,329)	(17,960)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	6,120	11,688	36,301	54,094
INCOME TAX PROVISION	6,379	4,442	18,751	20,556

Income from continuing operations, net of tax	(259)	7,246	17,550	33,538
Income (loss) from discontinued operations, net of tax	—	—	—	44

Net income	(259)	7,246	17,550	33,582

Plus: net (income) loss attributable to non-controlling interest	—	11	(56)	56

Net income attributable to Global Cash Access Holdings, Inc. and subsidiaries	(259)	7,257	17,494	33,638
Foreign currency translation, net of tax	201	151	397	947

COMPREHENSIVE INCOME	$(58)	$7,408	$17,891	$34,585

Basic earnings per share:
Continuing operations	$—	$0.10	$0.27	$0.45

Discontinued operations	$—	$—	$—	$—

Net income	$—	$0.10	$0.27	$0.45

Diluted earnings per share:
Continuing operations	$—	$0.10	$0.26	$0.45

Discontinued operations	$—	$—	$—	$—

Net income	$—	$0.10	$0.26	$0.45

Weighted average number of common shares outstanding:
Basic	64,002	69,800	65,903	74,232
Diluted	64,002	71,353	67,272	75,356

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(259)	$7,246	$17,550	$33,582
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	244	244	973	973
Amortization of intangibles	1,454	1,900	6,872	8,196
Depreciation	2,312	2,402	9,323	9,740
Loss on sale of or disposal of assets	(394)	113	(366)	139
Provision for bad debt	2,115	2,003	5,908	7,955
Stock-based compensation	1,521	2,251	7,935	8,454
Changes in operating assets and liabilities:
Settlement receivables	(6,114)	(37,584)	1,660	9,220
Receivables other, net	111	(9,596)	2,757	(11,850)
Inventory	446	—	814	—
Prepaid and other assets	462	490	1,567	577
Deferred income taxes	5,709	7,220	17,505	19,578
Settlement liabilities	27,173	55,588	(2,655)	13,505
Accounts payable	(2,623)	(3,517)	(715)	(7,528)
Accrued expenses	1,748	3,377	(230)	(1,578)

Net cash provided by operating activities	33,905	32,137	68,898	90,963

CASH FLOWS FROM INVESTING ACTIVITIES:
Western Money Systems acquisition, net of cash		—	(15,354)	—
Certegy Gaming acquisition, net of cash	—	—	—	—
Cash Systems, Inc. acquisition, net of cash	—	(38)	—	(38)
Purchase of property, equipment and leasehold improvements and other intangibles	(1,264)	(1,919)	(9,051)	(7,216)
Change in restricted cash and cash equivalents	13	37	(87)	19

Net cash used in investing activities	(1,251)	(1,920)	(24,492)	(7,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of senior subordinated debt	—		(25,000)
Borrowings under credit facility	—	—	—	—
Repayments under credit facility	(15,250)	(250)	(16,000)	(16,000)
Proceeds from exercise of stock options	30	292	5,629	2,913
Purchase of treasury stock	(317)	(19,310)	(33,474)	(61,338)

Cash flow from financing activities	(15,537)	(19,268)	(68,845)	(74,425)

Exchange rate impact	270	107	307	(1,683)

Change in cash	17,387	11,056	(24,132)	7,620
Cash beginning of period	43,249	73,712	84,768	77,148

Cash end of period	$60,636	$84,768	$60,636	$84,768

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations	$(259)	$7,246	$17,750	$33,538
Deferred tax amortization related to acquired goodwill or tax provision (whichever is lower)	4,757	4,757	18,751	19,029

Cash earnings	$4,498	$12,003	$36,501	$52,567

Diluted cash earnings per share from continuing operations	$0.07	$0.17	$0.54	$0.72

Reconciliation of operating income to EBITDA Operating income	$10,055	$16,025	$52,630	$72,054
Plus: amortization	1,454	1,901	6,872	8,113
depreciation	2,312	2,400	9,323	9,738

EBITDA	$13,821	$20,326	$68,825	$89,905

Equity compensation expense	1,521	2,251	7,935	8,454

Adjusted EBITDA	$15,342	$22,577	$76,760	$98,359

Weighted average number of common shares outstanding
Diluted	64,002	71,353	67,272	73,356

Other Data (unaudited)
Aggregate dollar amount processed (in billions)
Cash advance	$1.2	$1.3	$5.0	$5.7
ATM	$3.1	$3.2	$13.6	$14.5
Check warranty	$0.2	$0.3	$1.1	$1.5

Number of transactions completed (in millions)
Cash advance	2.2	2.6	10.1	11.7
ATM	17.9	18.7	78.3	83.4
Check warranty	1.1	1.3	4.9	6.3